Exhibit 99.2

ALTIMMUNE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2016	March 31, 2017	Effect of Pro Forma Adjustments March 31, 2017
ASSETS
Current assets:
Cash	$2,876,113	$2,737,708	$2,737,708
Accounts receivable	383,046	253,382	253,382
Prepaid expenses and other current assets	420,424	204,071	204,071
Tax credit refund receivable	807,507	1,026,357	1,026,357

Total current assets	4,487,090	4,221,518	4,221,518
Property and equipment, net	177,859	205,346	205,346
Intangible assets, net	14,954,717	15,197,632	15,197,632
Other assets	22,248	22,248	22,248
Goodwill	18,758,421	19,067,051	19,067,051

Total assets	$38,400,335	$38,713,795	$38,713,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$458,629	$3,809,327	$262,133
Accounts payable	2,005,208	3,580,807	3,580,807
Accrued expenses and other current liabilities	2,972,745	1,403,850	1,388,698
Current portion of deferred revenue	19,753	44,753	44,753
Current portion of deferred rent	14,388	15,801	15,801

Total current liabilities	5,470,723	8,854,538	5,292,192
Common stock subscription	—	35,020	35,020
Unvested restricted stock liability	1,001	934	403
Notes payable, long-term portion	525,950	534,791	534,791
Deferred revenue, long-term portion	179,424	174,486	174,486
Deferred rent, long-term portion	15,914	11,140	11,140

Total liabilities	6,193,012	9,610,909	6,048,032

Contingencies (Note 11)
Stockholders’ equity:
Series B convertible preferred stock; $0.01 par value; 800,000 shares authorized, issued and outstanding at December 31, 2016 and March 31, 2017; aggregate liquidation preference of $8,386,630 and $8,504,987 at December 31, 2016 and March 31, 2017, respectively; none issued and outstanding pro forma	8,000	8,000	—
Common stock, $0.01 par value
Class A, 15,610,215 shares authorized; 9,294,622 and 9,295,419 shares issued at December 31, 2016 and March 31, 2017, respectively; 9,195,109 and 9,202,540 shares outstanding at December 31, 2016 and March 31, 2017, respectively; 10,189,377 and 10,514,937 shares outstanding pro forma	91,951	92,025	105,149
Class B, 3,146,896 shares authorized; 38,836 shares issued and outstanding at December 31, 2016 and March 31, 2017; none issued and outstanding pro forma	388	388	—
Additional paid-in capital	70,941,245	71,835,679	75,393,820
Accumulated deficit	(31,259,449)	(35,838,230)	(35,838,230)
Accumulated other comprehensive loss – foreign currency translation adjustments	(7,574,812)	(6,994,976)	(6,994,976)

Total stockholders’ equity	32,207,323	29,102,886	32,665,763

Total liabilities and stockholders’ equity	$38,400,335	$38,713,795	$38,713,795

See accompanying notes to condensed consolidated financial statements.

ALTIMMUNE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

	Three Months Ended March 31,
	2016	2017
License revenue	$4,938	$4,938
Research grants and contracts	499,971	294,633

Total revenue and grants and contracts	504,909	299,571

Operating expenses
Research and development	1,062,618	2,786,122
General and administrative	1,045,156	2,030,516

Total operating expenses	2,107,774	4,816,638

Loss from operations	(1,602,865)	(4,517,067)

Other expense:
Interest expense	9,630	60,603
Other expenses	361	1,111

Total other expense, net	9,991	61,714

Net loss	(1,612,856)	(4,578,781)
Other comprehensive (loss) gain – foreign currency translation adjustments	(1,190,074)	579,836

Total comprehensive loss	$(2,802,930)	$(3,998,945)

Net loss	$(1,612,856)	$(4,578,781)
Accumulated dividends on preferred stock	(55,890)	(118,356)

Net loss attributed to common stockholders	$(1,668,746)	$(4,697,137)

Weighted-average common shares outstanding, basic and diluted	9,225,916	9,234,618

Net loss per share attributed to common stockholders, basic and diluted	$(0.18)	$(0.51)

Pro forma weighted-average common shares outstanding, basic and diluted		10,200,498

Pro forma net loss per share, basic and diluted		$(0.45)

See accompanying notes to condensed consolidated financial statements.

ALTIMMUNE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

									Accumulated
	Series B		Common Stock				Additional		Other	Total
	Preferred Stock		Class A		Class B		Paid-in	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Equity
Balance, January 1, 2017	800,000	$8,000	9,195,109	$91,951	38,836	$388	$70,941,245	$(31,259,449)	$(7,574,812)	$32,207,323
Stock based compensation							197,134			197,134
Exercises of stock options			797	8			442			450
Vesting of restricted stock			6,634	66			147,902			147,968
Issuance of common stock warrants, net of issuance costs							548,956			548,956
Foreign currency translation adjustments									579,836	579,836
Net loss								(4,578,781)		(4,578,781)

Balance, March 31, 2017	800,000	$8,000	9,202,540	$92,025	38,836	$388	$71,835,679	$(35,838,230)	$(6,994,976)	$29,102,886

See accompanying notes to condensed consolidated financial statements.

ALTIMMUNE, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2016	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,612,856)	$(4,578,781)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	162,346	345,036
Depreciation	14,979	12,966
Amortization	11,753	12,555
Debt discount and deferred financing cost accretion	—	38,270
Changes in operating assets and liabilities:
Accounts receivable	296,913	129,664
Prepaid expenses and other current assets	37,645	50,553
Accounts payable	12,652	1,566,604
Accrued expenses and other current liabilities	(541,167)	(733,736)
Deferred revenue	(23,568)	20,062
Deferred rent	(1,990)	(3,362)
Tax credit refund receivable	(6,514)	(203,008)

Net cash used in operating activities	(1,649,807)	(3,343,177)

CASH FLOWS FROM INVESTING ACTIVITIES:
Refund of cash held in escrow	—	200,000
Purchase of property and equipment	(1,868)	(39,582)
Additions to intangible assets	(18,270)	(17,295)

Net cash (used in) provided by investing activities	(20,138)	143,123

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of notes payable	(99)	—
Proceeds from issuance of convertible notes, net of issuance costs	—	3,018,780
Payments of deferred offering costs	(136,167)	—
Proceeds from exercise of stock options	—	450
Proceeds from issuance of Series B convertible preferred stock, net of issuance costs	1,673,859	—
Proceeds from stock subscriptions	876,190	35,020

Net cash provided by financing activities	2,413,783	3,054,250

EFFECT OF EXCHANGE RATES ON CASH	1,077	7,399

Net increase (decrease) in cash	744,915	(138,405)
Cash, beginning of period	4,638,711	2,876,113

Cash, end of period	$5,383,626	$2,737,708

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$746	$7,181

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
Accrued expense capitalized as convertible notes	$—	$842,604

Common stock warrants issued in connection with convertible notes	$—	$566,793

Preferred stock subscription reclassified as additional paid-in capital upon preferred stock issuance	$325,280	$—

See accompanying notes to condensed consolidated financial statements.

ALTIMMUNE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States (“U.S. GAAP”) for complete consolidated financial statements and should be read in conjunction with the Company’s audited consolidated financial statements, for the year ended December 31, 2016. In the opinion of management, the Company has prepared the accompanying unaudited condensed consolidated financial statements on the same basis as its audited consolidated financial statements, and these condensed consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of the interim periods presented. The operating results for the interim periods presented are not necessarily indicative of the results expected for the full year 2017 or any future years or periods.

The unaudited condensed consolidated financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities in the ordinary course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced recurring losses in past years. The Company incurred a net loss of $4,578,781 and used $3,343,177 in cash to fund operations during the three months ended March 31, 2017, and had an accumulated deficit of $35,838,230 as of March 31, 2017. The Company expects to incur additional losses in the future in connection with research and development activities. Since inception, the Company has financed its activities principally from the issuance of equity and debt securities.

The Company’s ability to continue as a going concern is dependent upon the Company’s ability to raise additional debt and equity capital. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to the Company. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

As of March 31, 2017, the Company did not have sufficient capital to fund its plan of operations over the next twelve months. In order to address its capital needs, including its planned clinical trials, in addition to the stock purchase agreement and the private placement described in Note 3, the Company must continue to actively pursue additional equity or debt financing.

Adequate financing opportunities might not be available to the Company, when and if needed, on acceptable terms, or at all. If the Company is unable to obtain additional financing in sufficient amounts or on acceptable terms under such circumstances the Company’s operating results and prospects will be adversely affected.

As more fully described in Note 3, in connection with the Agreement and Plan of Merger and Reorganization dated as of January 18, 2017 (as amended on March 29, 2017, the “Merger Agreement”) with PharmAthene, Inc., a Delaware corporation (“PharmAthene”), the Company entered into a Convertible Promissory Note Purchase Agreement (the “Note Agreement”) for the private placement of $8.6 million of 6% convertible notes (the “Notes”). Through March 31, 2017, the Company has received $3.15 million in gross proceeds from the initial closing of the Notes. The combined total of cash on hand as of March 31, 2017, the remaining net proceeds from the Notes, and net cash assumed from the merger transaction, is expected to fund the Company’s operations and research and development efforts at least through September 2018.

3.	Reverse Merger and Private Placement

On January 18, 2017, PharmAthene, its wholly owned acquisition subsidiaries Mustang Merger Sub Corp I Inc. (“Merger Sub Corp”) and Mustang Merger Sub II LLC (“Merger Sub LLC”) agreed to acquire 100% of the outstanding capital stock of the Company in a series of reverse triangular merger and reorganization (the “Mergers”) pursuant to section 368(a) of the Internal Revenue Code. Consummation of the Mergers was subject to the satisfaction or waiver of customary closing conditions, including, among other things, obtaining the requisite approvals of the stockholders of PharmAthene and the Company, including the approval of the charter amendments by PharmAthene’s stockholders, PharmAthene having a minimum level of cash of $10.25 million at the time of closing, the completion of a private placement by the Company of at least $3.5 million of gross proceeds prior to closing, a reverse stock split in a manner to be determined prior to closing, and the effectiveness of a registration statement on Form S-4 relating to the shares of PharmAthene common stock to be issued to the Company’s stockholders pursuant to the Merger Agreement. The Form S-4 was declared effective by the SEC on March 31, 2017 and the Mergers closed on May 4, 2017.

As a condition for the Mergers, the Company entered into the Note Agreement in January 2017 for the private placement of the Notes (See Notes 2 and 7) to be issued in two separate closings. The initial closing dated March 9, 2017 resulted in $3,150,630 of gross proceeds. The initial closing also included $196,496 of certain existing outstanding notes payable that converted and became a component of the Notes on February 28, 2017, and $842,604 of certain accrued expenses that converted and became a component of the Notes on February 28, 2017. The second closing of $5.0 million is conditioned upon certain events, but no later than 135 days after the effective date of the Mergers or 10 days after the termination of the Merger Agreement. In connection with the Notes, the Company issued warrants to purchase 66,447 shares of the Company’s Class A Common Stock to certain noteholders, with an exercise price of $0.01 per share. The warrants are classified as permanent equity (see Note 9).

4.	Summary of Significant Accounting Policies

Segment information

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, the Company’s Chief Executive Officer, in making decisions regarding resource allocation and assessing performance. The Company views its operations and manages its business in one operating segment, the research and development of immunotherapies and vaccines.

Recently issued accounting pronouncements

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), as amended, which amends the guidance for revenue recognition to replace numerous industry specific requirements. ASU 2014-09, as amended, implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. ASU 2014-09, as amended, also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenues and cash flows from contracts with customers. Other major provisions include ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. ASU 2014-09, as amended, is effective for reporting periods beginning after December 15, 2017. Early adoption is permitted, but not before December 15, 2016. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is currently in the process of evaluating the effect the adoption of ASU 2014-09, as amended, may have on its financial statements. The Company does not expect the adoption of ASU 2014-09, as amended, will have a material impact on its financial statements.

In February 2016, FASB issued ASU No.2016-02, Leases (“ASU 2016-02”). ASU 2016-02 requires a lessee to separate the lease components from the non-lease components in a contract and recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. It also aligns lease accounting for lessors with the revenue recognition guidance in ASU 2014-09. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, and is to be applied at the beginning of the earliest period presented using a modified retrospective approach. The Company does not expect the adoption of ASU 2016-02 will have a material impact on its financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which removes the second step of the two-step goodwill impairment test. Under ASU 2017-04, an entity will apply a one-step quantitative test and record the amount of goodwill impairment as the excess of a reporting unit’s carrying amount over its fair value, not to exceed the total amount of goodwill allocated to the reporting unit. ASU 2017-04 does not amend the optional qualitative assessment of goodwill impairment. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. ASU 2017-04 is effective for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019; early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company does not expect the adoption of ASU 2017-04 will have a material impact on its financial statements.

5.	Net Loss Per Share

Because the Company has reported a net loss attributable to common stockholders for both periods presented, basic and diluted net loss per share attributable to common stockholders are the same for both years. All preferred stock, unvested restricted stock, common stock warrants, and stock options have been excluded from the computation of diluted weighted-average shares outstanding because such securities would have an antidilutive impact.

The following table sets forth the computation of basic and diluted net loss per share:

	Three Months Ended March 31,
	2016	2017
Numerator:
Net loss	$(1,612,856)	$(4,578,781)
Less: accumulated dividends on preferred stock	(55,890)	(118,356)

Net loss attributable to common stockholders	$(1,668,746)	$(4,697,137)

Denominator:
Weighted-average common share outstanding, basic and diluted	9,225,916	9,234,618

Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.51)

Potential common shares issuable upon conversion, vesting or exercise of preferred stock, unvested restricted stock, common stock warrants, and stock options that are excluded from the computation of diluted weighted-average shares outstanding are as follows:

	Three Months Ended March 31,
	2016	2017
Convertible preferred stock	400,000	800,000
Unvested restricted stock	—	92,879
Common stock warrants	458,031	883,570
Common stock options	1,601,777	1,609,016

The unaudited pro forma basic and diluted net loss per share attributable to common stockholders for the three months ended March 31, 2017 has been computed using the weighted average common shares outstanding after giving pro forma effect to the automatic conversion of all shares of Class B Common Stock, Series B convertible preferred stock, convertible notes principal and accrued interest, and the portion of unvested restricted stock subject to accelerated vesting upon a deemed liquidation event into shares of Class A Common Stock as if such conversions had occurred at the beginning of 2016 or the date of original issuance, if later.

Unaudited pro forma basic and diluted net income per share for the three months ended March 31, 2017 are computed as follows:

Numerator:
Net loss, basic and diluted	$(4,578,781)

Denominator:
Weighted-average common share outstanding, basic	9,234,618
Adjustment for assumed effect of conversion of preferred stock	800,000
Adjustment for assumed conversion of convertible notes principal and accrued interest	112,806
Adjustment for assumed accelerated vesting of unvested restricted stock	53,074

Pro forma weighted-average common shares outstanding, basic and diluted	10,200,498

Pro forma net loss per share, basic and diluted	$(0.45)

6.	Goodwill and Intangible Assets

Changes in the carrying amounts of IPR&D assets and goodwill for the three months ended March 31, 2017 were:

	IPR&D	Goodwill
Balance, beginning of period	$14,477,019	$18,758,421
Capitalized investment during the period	17,295	—
Foreign currency translation adjustments	220,880	308,630

Balance, end of period	$14,715,194	$19,067,051

The Company’s intangible assets consisted of the following:

	December 31, 2016
	Estimated Useful Lives	Gross Carrying Value	Accumulated Amortization	Net Book Value
Internally developed patents	6-10 years	$624,454	$(211,956)	$412,498
Acquired licenses	16-20 years	285,000	(219,800)	65,200

Total intangible assets subject to amortization		909,454	(431,756)	477,698
IPR&D assets	Indefinite	14,477,019	—	14,477,019

Total		$15,386,473	$(431,756)	$14,954,717

	March 31, 2017
	Estimated Useful Lives	Gross Carrying Value	Accumulated Amortization	Net Book Value
Internally developed patents	6-10 years	$641,749	$(220,126)	$421,623
Acquired licenses	16-20 years	285,000	(224,185)	60,815

Total intangible assets subject to amortization		926,749	(444,311)	482,438
IPR&D assets	Indefinite	14,715,194	—	14,715,194

Total		$15,641,943	$(444,311)	$15,197,632

Amortization expense of intangible assets subject to amortization totaled $11,753 and $12,555 for the three months ended March 31, 2016 and 2017, respectively, and was classified as research and development expenses in the accompanying unaudited condensed consolidated statements of operations and comprehensive loss.

As of March 31, 2017, future estimated amortization expense is as follows:

Years ending December 31,
The remainder of 2017	$38,512
2018	47,641
2019	42,841
2020	29,395
2021	8,836
2022 and thereafter	315,213

Total	$482,438

7.	Notes Payable

As a condition for the Mergers as described in Note 3, the Company entered into the Note Agreement on January 18, 2017. The Notes bear interest at a rate of 6% per annum, compounded annually. On February 28, 2017, as part of the initial closing, $196,496 of the Notes were issued upon the conversion of outstanding principal of certain prior notes payable, and $842,604 of the Notes were issued upon the conversion of certain outstanding accrued expenses. The conversion of the prior notes payable into the Notes was accounted for as an extinguishment with no resulting gains or losses being recognized. On March 9, 2017, the remainder of the initial closing of the Notes was issued for an aggregate of $3,150,630 in gross proceeds. In connection with the issuance of the Notes, the Company granted warrants for the purchase of up to 66,447 shares of the Company’s Class A Common Stock to certain noteholders. The allocated fair value of the warrants on the issuance date of $566,793 was accounted for as a debt issuance discount to be accreted over the term of the Notes using the interest method.

The Notes are to be converted or repaid at the earliest of:

Maturity – All outstanding principal and accrued interest are due and payable in cash on the maturity date of March 9, 2018, unless the Notes are converted or the repayment is accelerated in an event of default (as defined).

Event of default – Upon an event of default, repayment of the Notes will be accelerated and interest will be accrued at the default interest rate of 12% per annum, compounded annually.

The Mergers or an alternative reverse merger – All outstanding principal and accrued interest on the Notes will be automatically converted into the Company’s Class A Common Stock at $10.00 per share upon the Mergers with PharmAthene or a reverse merger with another publicly traded entity.

Initial public offering – In the event of an initial public offering, all outstanding principal and interest on the Notes will be automatically converted into the Company’s shares being issued in the offering, at the offering price per share.

Qualified private financing – Upon the closing of a qualified private financing (as defined), all outstanding principal and accrued interest on the Notes will be automatically converted at 80% of the qualified private financing price per share.

Deemed liquidation event – In a deemed liquidation event and at the written election of the requisite noteholders (as defined), all outstanding principal and accrued interest will either be converted into the Company’s Series B preferred stock at $10.00 per share (adjusted for stock dividends, stock splits, or stock combinations), or are due and payable in full, together with a 25% termination premium.

Prepayment – The Notes may be prepaid upon the written consent of the requisite noteholders (as defined).

As of March 31, 2017, outstanding principal for the Notes totaled $4,189,730. Interest expense for the three months ended March 31, 2017 totaled $53,422 which included $15,152 of interest accrued on the Notes, $6,409 from the accretion of deferred financing costs allocated to the Notes, and $31,861 from the accretion of loan discount from the issuance of the common stock warrants.

8.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	December 31,	March 31,
	2016	2017
Accrued professional services	$689,135	$58,695
Accrued board of director compensation	606,199	85,339
Accrued payroll and employee benefits	957,719	592,555
Accrued interest	169,790	16,752
Accrued other	549,902	650,509

Total	$2,972,745	$1,403,850

9.	Warrants

Common stock warrants are classified as permanent equity and are initially recorded at their grant date fair value, but are not subsequently remeasured.

A summary of warrant activity during the three months ended March 31, 2016 and 2017 is as follows:

	Three Months Ended March 31,
	2016	2017
Warrants outstanding, beginning of period	278,484	817,123
Issuances	179,547	66,447

Warrants outstanding, end of period	458,031	883,570

Common stock warrants issued in connection with the Notes (see Notes 3 and 7) are accounted for as permanent equity and are recorded at the issuance date using a relative fair value allocation method, and are not subsequently remeasured. The fair value used to determine the warrants’ initial carrying value was measured using Level 3 inputs and was estimated using the Black-Scholes option pricing model and the following assumptions

Expected volatility	87.50%
Expected term (years)	3.75
Risk-free interest rate	1.49%
Expected dividend yield	0.00%

10.	Stock-Based Compensation

Stock Options

The Company’s stock option awards generally vest over four years and typically have a contractual life of ten years. At March 31, 2017, there was $1,515,670 of unrecognized compensation cost related to stock options, which is expected to be recognized over a weighted-average period of 2.39 years.

Information related to stock options outstanding at March 31, 2017 is as follows:

	Number of Stock Options	Weighted- average Exercise Price	Weighted- average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding	1,609,016	$2.93	5.55	$9,595,589

Exercisable	1,360,127	$1.77	4.97	$9,441,840

Vested and expected to vest	1,577,181	$2.80	5.45	$9,579,816

Restricted Stock

At March 31, 2017, the Company had unvested restricted stock of 92,879 shares at an aggregate purchase price of $934, with total unrecognized compensation expense of $580,645, which the Company expects to recognize over a weighted average period of approximately 3.75 years.

Stock-based compensation expense

Stock-based compensation expense is classified in the unaudited condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2016 and 2017 as follows:

	Three Months Ended March 31,
	2016	2017
Research and development	$50,958	$75,075
General and administrative	111,388	269,961

Total	$162,346	$345,036

11.	Contingencies

In August 2016, the Company entered into a confidential settlement agreement and general release with Dr. De-Chu Tang, the Company’s former Vice-President of Research. In addition, in August 2016, the court issued a consent judgment and permanent injunction in favor of the Company. The Company believes that the settlement agreement and the court consent judgment resolved all issues and claims previously filed by Dr. Tang.

The Company is a party in various other contractual disputes, litigation, and potential claims arising in the ordinary course of business. The Company does not believe that the resolution of these matters will have a material adverse effect on its financial position or results of operations.

12.	Subsequent Events

On May 4, 2017, the Company closed the Mergers on the terms described in more detail in Note 3. In connection with the Mergers, PharmAthene effected a 1-for-10 reverse stock split of its common stock. Upon the closing of the Mergers, (i) Merger Sub Corp merged with and into the Company, with the Company remaining as the surviving corporation; (ii) the Company then merged with and into Merger Sub LLC, with Merger Sub LLC (renamed as “Altimmune LLC”) remaining as the surviving entity; and (iii) PharmAthene was renamed as “Altimmune, Inc.”

In accordance with the terms of the Merger Agreement, PharmAthene issued 0.749106 of a share of PharmaAthene common stock for each share of the Company’s common stock outstanding as of the closing date. In addition, the Company’s stock options and warrants were also replaced with options and warrants to purchase PharmAthene’s common stock at the same exchange ratio of 0.749106 share. Immediately prior to closing, 38,836 shares of the Company’s Class B Common Stock and 800,000 shares of its Series B Convertible Preferred Stock converted into the Company’s Class A

Common Stock on a 1-for-1 basis. In addition, outstanding principal and accrued interest on the Notes converted into 422,817 shares of the Company’s Class A Common Stock in accordance with the terms of the Mergers (Note 7). The resulting combined 10,464,193 shares of outstanding Class A Common Stock were re-designated as common stock. Further, 53,074 shares of the Company’s common stock were issued pursuant to the accelerated vesting of restricted stock, and 881,921 shares of the Company’s common stock were issued as a result of warrant exercises, both in accordance with their original terms. Upon the closing, outstanding common stock of the Company totaling 11,399,188 shares were exchanged for 8,539,263 shares of PharmAthene common stock.

Although PharmAthene was the issuer of the shares and the legal acquirer in the Mergers, following the closing, shareholders of the Company held 58.2% of the voting interest of the combined entity and controlled the combined entity. As a result, for U.S. GAAP reporting purposes, the Mergers have been accounted for as a reverse merger, and the assets and liabilities of PharmAthene have been recorded at their estimated fair value. The preliminary consideration used in applying the acquisition method aggregated $44,729,880 representing the fair value of the shares of the combined company retained by PharmAthene shareholders and the estimated fair value of vested stock options and warrants of PharmAthene which remained outstanding and were assumed by the combined company following the closing of the Mergers. The fair value of any PharmAthene options that will remain outstanding after the closing and which will be subject to vesting and service requirements will be recorded as operating expense in future periods as the services are delivered and the options vest.

In addition to the operating assets and liabilities of PharmAthene, the Company also acquired PharmAthene’s tax attributes, which primarily consisted of net operating loss and credit carryforwards. No net asset has been recognized for these attributes, as recoverability is not considered to be more likely than not. A full valuation allowance has been provided against the PharmAthene deferred tax assets. For accounting purposes, the historical financial statements of the Company have not been adjusted to reflect the Merger, other than adjustments to the capital structure of the Company to reflect the historical capital structure of PharmAthene. No other adjustments to the Company’s assets and liabilities have been made as a result of the Mergers. Immediately following the Effective Time of the Mergers, there were 15,450,602 shares of the combined entity’s common stock outstanding (post Reverse Stock Split).

Headquartered in Annapolis, Maryland, PharmAthene was incorporated in Delaware in April 2005. PharmAthene is a biodefense company engaged in Phase II clinical trials in developing a next generation anthrax vaccine. The next generation vaccine is intended to have more rapid time to protection, fewer doses for protection and less stringent requirements for temperature controlled storage and handling than the currently used vaccine. The Mergers enable the combined company to become a fully integrated, commercially-focused immunotherapeutics company with the ability to create more value than either company could achieve individually. As a publicly listed entity, the Mergers also provide the combined company with additional capital financing alternatives to support the combined entity’s planned research and development activities.